Exhibit 99.1

Stoneridge Appoints Robert R. Krakowiak As Chief Financial Officer And Treasurer

•        Former CFO George Strickler to continue as Executive Vice President

WARREN, Ohio - August 29, 2016 - Stoneridge, Inc. (NYSE: SRI) today announced that Robert R. Krakowiak has been appointed Chief Financial Officer and Treasurer, effective immediately.  He succeeds George E. Strickler, who will remain with the Company as Executive Vice President in charge of growth initiatives.

"We welcome Bob, who brings with him a strong combination of financial expertise and related industry experience.  We believe he will be a valuable addition to our team as we continue to build on our financial strength and pursue long-term global growth opportunities for our Company," said Jonathan B. DeGaynor, President and Chief Executive Officer.  "We also thank George for all that he has contributed to the Company since becoming CFO in 2006.  For more than 10 years, George has played a key role in shaping the Company's business and financial strategy during a period of great challenge and transformation.  I am confident that his contributions to the success of Stoneridge will continue in his new role."

Since 2012, Krakowiak has been Vice President, Treasury and Investor Relations, for Visteon Corporation, a leading global automotive supplier.  Prior to that, he served in a number of senior financial roles during his seven years at Owens Corning, including Vice President of Finance for Owens Corning's Composite Solutions Business and Vice President and Controller of Roofing and Asphalt.   In addition, he spent three years as Vice President and Treasurer for Oxford Automotive Inc.  He was also a Divisional Vice President of Finance at Kmart.  Krakowiak began his career at the Ford Motor Company Electronics Division as a product design engineer.  He holds an MBA degree from the University of Chicago Booth School of Business and bachelor's and master's degrees in electrical engineering from the University of Michigan.

"I am excited to join the highly talented team at Stoneridge," said Krakowiak.  "The foundation of the business is strong, and I look forward to partnering with the employees of Stoneridge to continue to deliver profitable growth and value creation for our shareholders."

Strickler will remain with Stoneridge to help Krakowiak with the transition in the finance organization and the previously announced relocation of the Company's headquarters from Warren, Ohio, to Novi, Michigan.  In his new role, he will work on key strategic projects supporting the Company's organic and inorganic growth initiatives.

"It has been my privilege to serve the shareholders of Stoneridge and to work with our outstanding global team," said Strickler. "We have always been driven to deliver consistent financial performance and profitable sales growth, and our progress has been the result of the tireless efforts of everyone in our global organization."

About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets.  Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements
Statements in this release that are not historical fact are forward-looking statements which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in automotive, commercial vehicle, motorcycle, off-highway vehicle and agricultural equipment production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company's facilities or at any of the Company's significant customers or suppliers; the ability of the Company's suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business.  In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

330/856-2443